UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 13,  2006

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code      (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01               Notice of Delisting from Pacific Stock Exchange.

The Company’s Common Stock, par value $0.01 per share, and 8.70% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share, are currently listed for trading on both the New York Stock Exchange (NYSE) and Pacific Exchange, Inc. (PCX).  The Company filed an application with the Securities and Exchange Commission on March 13, 2006, to delist these classes of shares from the PCX and expects that the shares will be delisted from the PCX during the second quarter of 2006.  The Company’s Common Stock and Series H Cumulative Redeemable Preferred Stock will continue to be listed on the NYSE, which is the principal exchange upon which such securities are listed.

ITEM 8.01               Other Events.

Attached hereto as Exhibit 99.1 is a copy of a press release dated March 13, 2006 announcing that, effective such date, the Company has appointed the Bank of New York to be the transfer agent and registrar of its Common Stock, par value $0.01 per share, and 8.70% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share.

ITEM 9.01               Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 13, 2006 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

By:	/s/ Thomas J. Sargeant
Name:	Thomas J. Sargeant
Title:	Chief Financial Officer

March 13, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 13, 2006 (filed herewith)